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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 19, 2004

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                             METAL MANAGEMENT, INC.
               (Exact name of Registrant as Specified in Charter)

          DELAWARE                       0-14836                94-2835068
(State or Other Jurisdiction        (Commission File         (I.R.S. Employer
     of Incorporation)                   Number)          Identification Number)


                        500 N. DEARBORN ST., SUITE 405,
                               CHICAGO, IL 60610
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (312) 645-0700

                             ---------------------



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ITEM 5:  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On January 19, 2004, Metal Management, Inc. (the "Company") issued a press release announcing changes in its management and its board of directors.

         Albert A. Cozzi resigned as Chief Executive Officer and director of the Company, effective immediately. The Company's Board of Directors appointed Daniel W. Dienst as its new Chief Executive Officer. Mr. Dienst has been the Chairman of the Board since April 2003 and a director since June 2001.

         Frank J. Cozzi resigned as a Vice President of the Company and as President of the Company's Metal Management Midwest subsidiary, effective immediately. The Company's Board of Directors appointed Harold "Skip" Rouster as Vice President of the Company and President of Metal Management Midwest, Inc. Since June 2001, Mr. Rouster has served as a director of the Company. Effective with his new Company appointments, Mr. Rouster resigned as a director of the Company.

         Gerald E. Morris was appointed to the Company's Board of Directors to fill the vacancy created by Mr. Rouster's resignation from the Board. Mr. Morris is President and Chief Executive Officer of Intralite International N.V., a multinational company engaged in manufacturing metal ceilings for commercial buildings.

         A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

99.1     Press release, dated January 19, 2004, issued by Metal Management, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             METAL MANAGEMENT, INC.


                                             By: /s/ Robert C. Larry
                                                --------------------------------
                                                Robert C. Larry
                                                Executive Vice President,
                                                Finance and Chief
                                                Financial Officer
                                                (Principal Financial Officer)




Date:  January 20, 2004





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                             METAL MANAGEMENT, INC.

                                  EXHIBIT INDEX


        NUMBER AND DESCRIPTION OF EXHIBIT
        ---------------------------------

99.1    Press release, dated January 19, 2004, issued by Metal Management, Inc.